Exhibit 99.1

[GRAPHIC OMITTED]
[UTIX LOGO]
                                                     DRAFT #2 - February 3, 2006

                       UTIX GROUP APPOINTS MARK POVER, CPA
                         AS NEW CHIEF FINANCIAL OFFICER

BOSTON, MA - (PR Newswire) - February 7, 2006 - Utix Group, Inc. (OTCBB:UTXG), an issuer and marketer of prepaid experience gift tickets, today announced the appointment of Mark L. Pover, CPA as the Company's new Chief Financial Officer, effective March 1, 2006, following the planned retirement of the Company's former CFO, Jack Burns.

"On behalf of the Board of Directors and the entire Utix team, I would like to take this opportunity to thank Jack for his strong leadership, support and friendship for the past two years," stated Tony Roth, Chief Executive Officer of Utix. "During his term, Jack played a significant role in helping to guide Utix through a number of challenging issues. As a consequence, Utix is well positioned to execute its growth strategies and aggressively pursue market leadership. We have great confidence that Mark will prove to be a powerful addition to Utix' management team and will measurably contribute to the Company's future success."

With over 18 years of diversified experience in financial and operational management, Pover brings Utix a proven skill set in the areas of executive management, finance and accounting, investment banking, mergers and acquisitions, and information technology. Since 1999, he has served as Chief Financial Officer of Turbine Entertainment Software Corporation, a Massachusetts-based publisher and developer of subscription-based online entertainment. Previously, Pover served as CFO of Eon Reality, a developer of interactive visual content management software that he co-founded; CFO of Prosolvia, Inc., the U.S. division of Prosolvia AB, a publicly traded Swedish company; General Manager of Deluxe Video Services, a division of publicly traded Rank Group, PLC; and CFO of VIDCO International and Associates, where he led the financial turnaround of the Company and subsequently led its sale to Rank Group. From 1987 through 1993, Pover served as a professional accountant with the firms of Porvin, Tobes & Burnstein, P.C. and Kopmeyer & Hoag, P.C. He earned a Bachelors of Science degree in Administration from the University of Michigan and a Masters of Science degree in Management from Walsh College.

Commenting on his appointment, Pover noted, ""I am extremely pleased to be joining Utix during such an exciting time in its development. I look forward to building on the Company's past achievements while aggressively seeking improvements in its operating performance to enhance shareholder value."

About Utix Group, Inc.
Based in Burlington, Massachusetts, Utix issues its proprietary and co-branded prepaid experience products, including Golf, Bowling, Ski, Spa and Movie Tickets to the business-to-business industry and retail marketplace. As an authorized DISCOVER Network Issuer, Utix offers prepaid experience tickets nationwide, allowing recipients to enjoy a specific experience at more than 12,000 nationwide locations of their choosing. For more information about the Company, please visit our website at www.utix.com.

Forward-Looking Statements
This press release contains "forward-looking statements" and information relating to our business that are based on our beliefs as well as assumptions made by us or based upon information currently available to us. When used in this press release, the words "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "project," "should" and similar expressions are intended to identify forward-looking statements. This press release reflects our current views and assumptions with respect to future events and are subject to risks and uncertainties. Actual and future results and trends could differ materially from those set forth in such statements due to various factors. Such factors include, among others: general economic and business conditions; industry capacity; industry trends; competition; changes in business strategy or development plans; project performance; the commercial viability of our retail gift card platform and offerings; availability, terms, and deployment of capital; availability of qualified personnel; and ability to generate new markets for our products.

                      FOR MORE INFORMATION, PLEASE CONTACT:
                      Elite Financial Communications Group
                   Dodi Handy at 407-585-1080 or utxg@efcg.net